EXHIBIT 99.3


                      [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2006
                                 Third Quarter
                              Earnings Supplement






       The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Third Quarter Earnings Release.

     ---------------------------------------------------------------------------
      This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 55-56 in the Company's 2005 Annual Report to Shareholders and in its 2005 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.
     ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2006
                                  HIGHLIGHTS

o Third quarter diluted EPS from continuing operations of $0.78 increased 13% versus $0.69 last year. Net revenues rose 12%. For the trailing 12 months, return on equity (ROE) was 34%.

       - 3Q '06 Income from continuing operations included a $33MM ($24MM after-tax) gain on the sales of card-related operations in Malaysia and Indonesia as referenced below;

       - 3Q '05 income from continuing operations included:
         -- A $105MM tax benefit from the resolution of a prior year tax item related to the sale of AMEX Life in 1995; and -- A $49MM ($32MM after-tax) provision to reflect the estimated costs related to Hurricane Katrina. $38MM of this provision was related to our U.S. consumer and small business activities, $9MM was associated with our Corporate Services activities, and $2MM was merchant-related.

       - 3Q '06 and 3Q '05 Income from continuing operations also included $12MM ($8MM after-tax) and $86MM ($56MM after-tax), respectively, of reengineering costs related to restructuring efforts in our business travel area in both periods, and within our finance, international operations and technology activities in 3Q '05.

       - On September 30, 2005, the Company completed the distribution of all of the outstanding shares of Ameriprise Financial, Inc. (formerly American Express Financial Advisors) to its shareholders. This non-cash distribution was tax-free to the Company's shareholders. In addition, during the third quarter of 2005, the Company sold its Tax and Business Services ("TBS") business. The operating results and assets and liabilities related to businesses spun-off and sold have been included in discontinued operations in the consolidated financial statements.
           -- 3Q '06 results reflected $11MM of income from discontinued operations versus $165MM of income last year. 3Q '06 primarily reflects a tax benefit while 3Q '05 primarily reflects income related to Ameriprise Financial, Inc. prior to its spin-off.
           -- Including discontinued operations, diluted EPS on a net income basis of $0.79 decreased 4%.

o Compared with the third quarter of 2005:

       - Worldwide billed business of $140.3B increased 15% on continued strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 1% benefit in the reported worldwide growth rate;

       - Worldwide cards in force of 76.5MM increased 11%, up 7.5MM from last year and 2.1MM during 3Q '06, as proprietary and network card growth remained particularly strong;

       - Worldwide average spending per proprietary basic card in force increased 6% versus last year despite the suppressing effect of substantial card additions over the past few years;

       - Worldwide lending balances of $38.3B on an owned basis increased 28%; on a managed basis, worldwide lending balances of $58.5B were up 16%; and

       - Underlying card credit quality continued to be well controlled and reserve coverage ratios remained strong.

o Additional items of note included:

       - During the quarter, the Company completed the sale of its card-related operations in Malaysia to Maybank and its card-related operations in Indonesia to Bank Danamon and signed independent operator agreements with these banks. In both Malaysia and Indonesia, Maybank and Bank Danamon, respectively, will be the sole issuer and manager of the American Express charge card and merchant acquiring businesses under the independent operator agreements. These agreements allow Maybank and Bank Danamon to issue American Express cards to individual and corporate clients. The sales generated a $33MM
         ($24MM after-tax) gain which is reported as a contra-expense in the Company's Other Expense line within its continuing operations. The gain is fully allocated to the International Card & Global Commercial Services ("ICGCS") segment. In addition, as a result of the sale and the signing of the independent operator agreements, approximately 200K cards in force, and the associated billed business of approximately $100MM, was transferred to the Global Network & Merchant Services ("GNMS") segment during the quarter.

       - Marketing, promotion, rewards and cardmember services costs increased 7% versus 3Q '05, reflecting greater rewards costs, partially offset by moderately lower marketing and promotion expenses. The higher rewards costs continued to reflect volume growth, a higher redemption rate, and strong cardmember loyalty program participation. Marketing expenses continued to reflect relatively high levels of spending related to various business-building initiatives but lower costs related to the Company's ongoing global "My Life, My Card (SM)" advertising campaign.

       - Total provisions for losses and benefits increased 8% versus 3Q '05, reflecting growth in business volumes and the loan portfolio as well as higher volume and interest-rate related costs within the investment certificates business. These increases more than offset the benefit of lower bankruptcy-related charge offs, Katrina-related reserves last year, improved collections and strong credit quality in the U.S.

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2006
                                  HIGHLIGHTS

       - The Company's reengineering initiatives delivered in excess of $600MM of additional benefits this quarter, including significant carry-over benefits from certain initiatives begun in prior periods. Revenue-related reengineering activities are driving a significant portion of the total benefits, representing more than 30% of the benefits delivered in 3Q '06.

       - The 1% increase in human resources expense in 3Q '06 reflects the impact of merit increases and larger benefit and management incentive costs, partially offset by a reduced level of employees and lower severance-related expenses versus 3Q '05.

         -- Compared with last year, the total employee count of 64,200 decreased by 1,200 employees or 2%; compared with last quarter, the employee count increased 200 or less than 1%.

       - Rising interest rates continued to negatively impact results as interest expense rose 36% and international banking-related spreads narrowed.

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary business we:

       - Launched the Bonus Points Mall, which enables Membership Rewards enrollees to earn double points for virtually every dollar spent at more than 100 top brand name online retailers across 23 retail categories, such as apparel, books, electronics, home and sports.

       - Introduced, in conjunction with JetBlue Airways, the JetBlue Business Card from American Express, which offers small business owners an automatic OPEN Savings(R) discount of 5% on JetBlue flights plus one Award Dollar on virtually every purchase and double Awards Dollars on select small business purchases, including JetBlue travel, gasoline, office supplies, wireless phone charges and car rentals.

       - Announced, in conjunction with JetBlue Airways, a new enhancement for JetBlue's TrueBlue(R) members who use the JetBlue Card from American Express. Cardmembers can automatically extend the life of their TrueBlue points by 12 months each time they purchase as little as $200 on their JetBlue Card or by using the JetBlue Card to purchase JetBlue travel before current points expire.

       - Announced a significant expansion of our OPEN Savings program with the launch of airline partners Delta Airlines and JetBlue Airways. OPEN Savings gives small business owners automatic savings virtually every time they use their American Express Business Card to make purchases at any OPEN Savings partners. Small business owners using any American Express Business Card receive an automatic 3% discount on the total cost of Delta and JetBlue flights. In addition, Cardmembers who purchase flights on these airlines, using their respective Delta SkyMiles, SkyPoints Delta Business Card or JetBlue Business Card, will receive an additional 2% discount off of the total cost of the flights.

       - Began to pilot Card acceptance for condominium down-payments. The Moinan Group, one of the country's largest, privately held real estate firms with a broad portfolio of office, residential, retail and hotel properties throughout the U.S. and abroad, was the first merchant to roll out the new program. In 2003, the Moinan Group began accepting the Card for rent payments across its luxury rental portfolio.

       - Announced, in conjunction with Guaranty Bank, a co-branded American Express Preferred Rewards Gold Card, to be offered to Guaranty Bank customers at more than 150 Guaranty locations throughout Texas and California.

       - Kicked-off "Membership Changes Everything (SM)," a five week series of free activities in the New York City area for Cardmembers who carry American Express-issued Cards. The activities, which included free, special access to some of the best music, sports, theater, film and dining that New York has to offer, were designed to celebrate and illustrate the benefits and services that accompany Card membership.

       - Announced the addition of three travel agencies to the American Express Travel U.S. Representative Network: Fugazy International Travel of Boca Raton, Florida; Hewins Travel of Portland, Maine; and Passageways Travel of Traverse City, Michigan. The three travel agencies join the network of top agencies in more than 2,200 locations worldwide, providing a wide range of travel and financial services to travelers and American Express Cardmembers.

     In our Global Network Services business we:

         Launched, in conjunction with Virgin Atlantic and MBNA Europe Bank, the Virgin Atlantic American Express(R) Credit Card, which includes the benefit of earning up to 4 miles, within Virgin Atlantic's award-winning loyalty program, Flying Club, for every 1 GBP spent on the Card.

         Launched, in conjunction with the Industrial and Commercial Bank of China (ICBC) and PetroChina Company Limited, the ICBC China Petrol American Express Card. This is the first American Express branded, co-brand card launched in China. The Cards, both standard and gold versions, offer attractive automobile-related benefits and are dual currency cards, denominated in both the Renminbi and the US dollar.

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2006
                                  HIGHLIGHTS

       - Announced, in conjunction with Banco Bradesco, a new partnership with the Paulista Medical Association (APM) to offer exclusively the Business APM American Express Card to its 30,000 members, consisting of small businesses and independent professionals, in the Brazilian market.

       - Launched a co-brand card in partnership with Samsung Card and Korean Air, representing AXP's first airline co-brand card in the market.

       - Launched, in conjunction with Nedbank and South African Airways
         (SAA), the SAA Voyager Credit Card, offering a spectrum of added benefits to SAA passengers and Voyager frequent flyer program members, including accelerated ways of earning frequent flyer miles.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

(Preliminary)
                             Statements of Income
                                 (GAAP basis)
(millions)
                                                                              Quarters Ended          Percentage
                                                                              September 30,            Inc/(Dec)
                                                                        --------------------------    ---------------

                                                                           2006           2005
                                                                           ----           ----
         Net Revenues:
            Discount revenue                                              $3,259           $2,894         13%
            Cardmember lending finance charge revenue, net of interest       912              648         41
            Net card fees                                                    462              511        (10)
            Travel commissions and fees                                      427              421          1
            Other commissions and fees                                       620              598          4
            Securitization income, net                                       384              353          9
            Other investment and interest income, net of interest            264              246          7
            Other                                                            431              357         21
                                                                           -----            -----
                  Total                                                    6,759            6,028         12
                                                                           -----            -----

         Expenses:
            Marketing, promotion, rewards and cardmember services          1,589            1,492          7
            Human resources                                                1,213            1,197          1
            Provisions for losses and benefits:
                Charge card                                                  257              299        (14)
                Cardmember lending                                           412              364         13
                Investment certificates and other                            129               76         70
                                                                           -----            -----
                  Total                                                      798              739          8
            Professional services                                            684              563         21
            Occupancy and equipment                                          375              346          8
            Interest                                                         324              238         36
            Communications                                                   107              112         (4)
            Other                                                            331              261         27
                                                                           -----            -----
                  Total                                                    5,421            4,948         10
                                                                           -----            -----

         Pretax income from continuing operations                          1,338            1,080         24
         Income tax provision                                                382              215         78
                                                                           -----            -----
         Income from continuing operations                                   956              865         11
         Income from discontinued operations, net of tax                      11              165        (93)
                                                                           -----            -----
         Net income                                                         $967           $1,030         (6)
                                                                           =====            =====

         EPS-Basic
             Income from continuing operations                             $0.79            $0.70         13
                                                                           =====            =====
             Income from discontinued operations                           $0.01            $0.14        (93)
                                                                           =====            =====
             Net Income                                                    $0.80            $0.84         (5)
                                                                           =====            =====

         EPS-Diluted
             Income from continuing operations                             $0.78            $0.69         13
                                                                           =====            =====
             Income from discontinued operations                           $0.01            $0.13        (92)
                                                                           =====            =====
             Net Income                                                    $0.79            $0.82         (4)
                                                                           =====            =====

          Note: Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K, filed with the SEC, dated April 5, 2006.

       - 3Q '06 Income from continuing operations included a $33MM ($24MM after-tax) gain on the sales of card-related operations in Malaysia and Indonesia.

       - 3Q '05 income from continuing operations included:
         -- A $105MM tax benefit from the resolution of a prior year tax item related to the sale of AMEX Life in 1995; and -- A $49MM ($32MM after-tax) provision to reflect the estimated costs related to Hurricane Katrina.

       - 3Q '06 and 3Q '05 Income from continuing operations also included $12MM ($8MM after-tax) and $86MM ($56MM after-tax), respectively, of reengineering costs related to restructuring efforts in our business travel area in both periods and within our finance, international operations, and technology activities in 3Q '05.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o    Net Income including discontinued operations decreased 6% to $967MM.
       - The 3Q '06 income from discontinued operations was $11MM after-tax versus $165MM after-tax last year.

o SHARE REPURCHASES: During 3Q '06, 16MM shares were repurchased versus 23MM shares in 2Q '06 and 8MM shares in 3Q '05. We repurchased a higher level of shares during 3Q '06 versus 3Q '05 after activity was reduced last year due to the impact of the September 30, 2005 spin-off of Ameriprise. Since the inception of repurchase programs in December 1994, 587MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.

                                                                                    Millions of Shares
                                                                        --------------------------------------------
     -    AVERAGE SHARES:                                                 3Q '06          2Q '06          3Q '05
                                                                          ------          ------          ------
           Basic                                                           1,202           1,217           1,229
                                                                           =====           =====           =====
           Diluted                                                         1,227           1,242           1,254
                                                                           =====           =====           =====
     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period                        1,216           1,233           1,240
           Repurchase of common shares                                       (16)            (23)             (8)
           Employee benefit plans, compensation and other                      4               6               7
                                                                           -----           -----           -----
           Shares outstanding - end of period                              1,204           1,216           1,239
                                                                           =====           =====           =====


o CAPITAL RETURNED TO SHAREHOLDERS: Including share repurchases and dividends, during 3Q '06 and the nine months to date, we returned 81% and 97%, respectively, of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 68% of capital generated.

o CONSOLIDATED NET REVENUES: Consolidated net revenues increased 12%, reflecting increases versus last year of 16% within U.S. Card Services ("USCS"), 3% within ICGCS and 15% within GNMS. Net revenues increased due to higher discount revenues, increased cardmember lending finance charge revenue, net of interest, greater other revenues, increased securitization income, net, higher other investment and interest income, net of interest, higher other commissions and fees and greater travel commissions and fees, partially offset by lower net card fees. Translation of foreign currency had a minimal impact on the net revenue growth rate. A reclassification of certain card acquisition-related costs, as described within the net card fees discussion on page 7, suppressed consolidated net revenue growth by approximately 1%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 10%, reflecting increases versus last year of 13% within USCS, 6% in ICGCS, and 1% within GNMS. Expense growth reflected higher professional services expenses, greater marketing, promotion, rewards and cardmember services costs, increased interest expense, greater other operating expense, higher provisions for losses and benefits, increased occupancy and equipment costs and greater human resources expenses, partially offset by lower communication expenses. Translation of foreign currency had a minimal impact on the expense growth rate.

o PRE-TAX MARGIN: Was 19.8% in 3Q '06 compared with 21.1% in 2Q '06 and 17.9% in 3Q '05.

o EFFECTIVE TAX RATE: Was 29% in 3Q '06 versus 33% in 2Q '06 and 20% in 3Q '05. The lower tax rate in 3Q '05 reflected the $105MM benefit related to the resolution of a prior year tax item. The 3Q '06 rate reflects the favorable impacts of a net interest receivable from the IRS, finalization of the 2005 U.S. Federal tax return and an adjustment of 2006 estimated state taxes.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o DISCOUNT REVENUE: A 15% increase in billed business, partially offset by a lower average discount rate, yielded a 13% increase in discount revenue.
     - The average discount rate* was 2.57% in 3Q '06 and in 2Q '06 versus 2.58% in 3Q '05.
       --As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely continue to result in some erosion of the average discount rate over time.

                                                                     Quarters Ended            Percentage
                                                                      September 30,            Inc/(Dec)
                                                             ------------------------------    -------------
                                                                2006              2005
                                                               ------            ------
       Card billed business* (billions):
         United States                                         $101.7             $89.6             14%
         Outside the United States                               38.6              32.1             20
                                                               ------            ------
         Total                                                 $140.3            $121.7             15
                                                               ======            ======
       Cards in force (millions):
         United States                                           46.8              42.0             11
         Outside the United States                               29.7              27.0             10
                                                               ------            ------
         Total                                                   76.5              69.0             11
                                                               ======            ======

       Basic cards in force (millions):
         United States                                           36.0              31.9             13
         Outside the United States                               25.2              22.4             13
                                                               ------            ------
         Total                                                   61.2              54.3             13
                                                               ======            ======
       Average basic cardmember spending**
         United States                                         $3,040            $2,927              4
         Outside the United States                             $2,142            $1,924             11
         Total                                                 $2,770            $2,610              6

        * For additional information about billed business and discount rate calculations, please refer to the Third Quarter 2006 Earnings Release, American Express Company Selected Statistical Information pages.
       ** Proprietary card activity only.

- WORLDWIDE BILLED BUSINESS: The 15% increase in worldwide billed business reflected a 12% increase in USCS, a 14% increase in ICGCS, and a 62% increase in GNS partner volume. Worldwide average spend per proprietary basic card grew by 6% and total cards in force grew by 11%.
         -- U.S. billed business was up 14% reflecting growth of 11% within our consumer card business, a 15% increase in small business spending and a 14% improvement in Corporate Services volumes.
             - Spending per proprietary basic card in force increased 4%.
             - U.S. non-T&E-related volume categories (which represented approximately 68% of 3Q '06 U.S. billed business) grew 15%, while T&E volumes rose 11%.
             - U.S. airline-related volume, which represented approximately 10%
               of total U.S. volumes during the quarter, increased 11% due to a 2% increase in transactions and a 9% higher average airline charge.
         --  Adjusting for the impact of foreign exchange translation:
             - Worldwide billed business and spending per proprietary basic card in force increased 14% and 5%, respectively.
             - Total billed business outside the U.S. rose 17%, reflecting solid double-digit proprietary growth in all regions except for Latin America. Excluding the impact of the sale in Brazil, Latin America also exhibited double-digit proprietary growth.
             - Within our proprietary business, billed business outside the
               U.S. reflected 9% growth in consumer and small business spending, as well as 14% growth in Corporate Services volumes.
             - Spending per proprietary basic card in force outside the U.S.
               rose 8%.
             - Worldwide airline volumes, which represented approximately
               12% of total volumes during the quarter, increased 11% on 2% growth in transactions and a 9% increase in the average airline charge.

- CARDS IN FORCE: Rose 11% worldwide due to an increase of 8% in USCS, a flat card level in ICGCS and a 46% increase in GNS. Continued robust card acquisitions within both the proprietary and GNS activities, as well as continued solid average customer retention levels, drove these results. In addition, the sale of our card activities in Brazil last quarter, and Malaysia and Indonesia this quarter, resulted in the transfer of 1.5MM cards from ICGCS to GNMS, suppressing ICGCS', and increasing GNMS', respective growth rates.

         - 1.4MM and 700K cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o CARDMEMBER LENDING FINANCE CHARGE REVENUE, NET OF INTEREST: Increased 41% on 33% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.

       - Annualized net finance charge revenue as a percentage of average loans in the worldwide owned portfolio was 9.6% in 3Q '06 and 2Q '06 versus 9.2% in 3Q '05. The increase versus last year reflects a lower proportion of the U.S. portfolio on promotional rates and increased finance charge rates, which were partially offset by rising funding costs.
       - Cardmember lending finance charge revenue is net of related interest of $327MM and $224MM in 3Q '06 and 3Q '05, respectively.

o NET CARD FEES: Declined 10%, as the benefit of card growth was offset by a slightly lower average card fee and the reclassification of certain card acquisition-related costs, beginning prospectively July 1, 2006, from other operating expense to a reduction in net card fees. This reclassification had no effect on net income and is not included in the average fee per card calculation. The average annual fee per card in force was $34 in 3Q '06 and 2Q '06, versus $35 in 3Q '05.

o TRAVEL COMMISSIONS AND FEES: Increased 1% reflecting a 6% increase in travel sales, a moderately reduced level of transactions and lower average transaction fees, due in part to the ongoing transition to online booking.

o OTHER COMMISSIONS AND FEES: Increased 4% on higher card-related assessment and conversion revenues.

o SECURITIZATION INCOME, NET: Increased 9% as a higher portfolio yield and a decrease in portfolio write-offs were partially offset by greater interest expense, due to a higher coupon rate paid to certificate holders, and a lower average securitization balance. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.

    - COMPONENTS OF SECURITIZATION INCOME, NET:

                                                        Quarters Ended       Percentage
                                                         September 30,        Inc/(Dec)
                                                    ------------------------ -------------
                                                        2006      2005
                                                        ----      ----
      (millions)
            Excess spread*                              $279      $227          23%
            Servicing fees                               100       108          (7)
            Gains on sales from securitizations**          5        18         (72)
                                                        ----      ----
            Total securitization income                 $384      $353           9
                                                        ====      ====

        * Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees and other expenses.
       ** Excludes $13MM and $15MM in 2006 and $66MM and $64MM in 2005 of impact from cardmember loan sales and maturities, respectively, reflected in credit provision.

    - During 3Q '06 and 3Q '05, net securitization gains, including the credit provision impacts from new issuances and maturities, reflected an increase in pretax income of $3MM ($2MM after-tax) and $20MM ($13MM after-tax), respectively. The average balance of Cardmember lending securitizations was $20.0B in 3Q '06, compared with $21.3B in 3Q '05.

o OTHER INVESTMENT AND INTEREST INCOME, NET OF INTEREST: Increased 7% due to higher interest rates on a greater level of short-term investments.

     - Other investment and interest income is net of related interest of $110MM and $83MM in 3Q '06 and 3Q '05, respectively.

o OTHER REVENUES: Increased 21% primarily due to fees associated with transition services agreements with Ameriprise Financial, Inc. as well as higher network partner-related fees.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 7%, reflecting the greater rewards costs and moderately lower marketing and promotion expenses previously discussed.

o HUMAN RESOURCES EXPENSE: Increased 1% due to merit increases and larger benefit and management incentive costs, partially offset by lower severance costs and a lower level of employees.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 8% as the lending and investment certificate and other provisions growth of 13% and 70%, respectively, was partially offset by a 14% decline in the charge card provision. The increase in the lending provision was driven by increased loan volumes globally, partially offset by the favorable impact of lower bankruptcy-related charge offs and strong credit quality in the U.S. The investment certificate and other provision rose due to higher interest rates on larger investment certificate balances. The charge provision decline of 14% reflects the lower loss rate, Katrina-related reserves last year and improved results from collection activities.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

Overall credit quality continued to perform well. Reserve coverage ratios remained strong.

- WORLDWIDE CHARGE CARD:*
  -- The loss ratio increased versus last quarter, but declined from last year.
     Past due rates rose versus last year, but remained flat versus last quarter.

                                                          9/06        6/06       9/05
                                                       ----------   --------   --------
              Net loss ratio as a % of charge volume      0.26%       0.24%      0.27%
              90 days past due as a % of receivables       1.8%        1.8%       1.7%

                                                          9/06       6/06        9/05
                                                       ----------   --------   --------
              Total Receivables (billions)               $35.0       $34.7      $31.9
              Reserves (millions)                         $947        $948       $909
              % of receivables                             2.7%        2.7%       2.9%
              % of 90 day past due accounts                149%        150%       173%


- WORLDWIDE LENDING:**
  -- The write-off rate declined versus last year, but remained flat versus last quarter. Past due levels rose versus last year and last quarter.

                                                          9/06        6/06       9/05
                                                       ----------   --------   --------
              Net write-off rate                           3.8%        3.8%       4.0%
              30 days past due as a % of loans             2.8%        2.7%       2.5%

                                                          9/06        6/06       9/05
                                                       ----------   --------   --------
              Total Loans (billions)                     $38.3       $36.3      $29.9
              Reserves (millions)                       $1,126      $1,086       $952
              % of total loans                             2.9%        3.0%       3.2%
              % of 30 days past due accounts               106%        113%       128%

         * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis".

         ** All lending statistics are presented here on a GAAP or "Owned
            Basis". "Managed Basis" credit quality statistics are available in the Third Quarter 2006 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o PROFESSIONAL SERVICES EXPENSE: Rose 21% reflecting higher technology service fees, greater business and service-related volumes, and increased credit and collection costs.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 8% due to costs associated with higher business and service-related volumes.

o INTEREST EXPENSE: Rose 36% due to a higher effective cost of funds and greater receivable balances.

o COMMUNICATIONS EXPENSE: Declined 4%.

o OTHER EXPENSE: Increased 27% versus a relatively low expense level last year, partially due to increased volume and technology related costs, which offset the reclassification of certain card acquisition-related costs, described in net card fees above, and the gain on the sales of operations in Malaysia and Indonesia.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

Supplemental Information - Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets". The Company's consolidated tangible common equity amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company calculates total adjusted assets as of the end of any fiscal quarter as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of September 30, 2006, the Company's tangible common equity was $9B and its total adjusted assets were $141B. As of September 30, 2006, the consolidated assets, as reflected on the Company's balance sheet, were $121B.

                              CORPORATE & OTHER

Net expense was $52MM in 3Q '06 compared with net expense of $69MM in 2Q '06 and net income of $32MM in 3Q '05. 3Q '05 included the $105MM tax benefit previously discussed, $51MM ($33MM after-tax) of reengineering costs and $3MM after-tax of Ameriprise spin-off related expenses.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES

                        Condensed Statements of Income
                                 (GAAP Basis)

(Preliminary)

                                                                   Quarters Ended     Percentage
(millions)                                                          September 30,      Inc/(Dec)
                                                             -----------------------  -----------
                                                                 2006       2005
                                                                 ----       ----
Net Revenues:
   Discount revenue, net card fees and other                   $2,482     $2,233         11%
   Cardmember Lending:
     Finance charge revenue                                       928        614         51
     Interest expense                                             260        156         67
                                                               ------     ------
       Net finance charge revenue                                 668        458         46
    Securitization income, net                                    384        353          9
                                                               ------     ------
            Total                                               3,534      3,044         16
                                                               ------     ------
Expenses:
   Marketing, promotion, rewards and cardmember
   services                                                     1,127      1,003         12
   Provision for losses                                           446        458         (3)
   Human resources and other operating expenses                 1,142        950         20
                                                               ------     ------
            Total                                               2,715      2,411         13
                                                               ------     ------
Pretax segment income                                             819        633         29
Income tax provision                                              239        190         26
                                                               ------     ------
Segment income                                                  $ 580      $ 443         31
                                                               ======     ======

                                              Quarters Ended                  Percentage
Statistical Information                        September 30,                    Inc/(Dec)
-----------------------               ---------------------------------    ------------------
                                          2006                2005
                                          ----                ----
Card billed business (billions)          $83.4                $74.2                  12%
Total cards in force (millions)           39.9                 36.9                   8
Basic cards in force (millions)           29.5                 27.2                   8

Average basic cardmember spending*      $2,852               $2,765                   3
Segment capital (billions)                $4.9                 $4.9                   -
                                                                                      -
Return on segment capital**               44.0%                39.7%

 *Proprietary cards only.
**Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

       - Billed Business: The 12% increase in USCS billed business reflected a 3% increase in spending per proprietary basic card and 8% growth in cards in force.
         -- Within the U.S. consumer business, billed business grew 11%; small business volumes rose 15%.

- CARDS IN FORCE: Increased by 3.0MM, or 8%, versus last year on continued strong card acquisition activity and retention levels.


P&L DISCUSSION:

o NET INCOME: Increased 31% as net revenues increased 16% and expenses increased 13%.
     - PRE-TAX MARGIN: Was 23.2% in 3Q '06 versus 26.4% in 2Q '06 and 20.8% in 3Q '05.

     - EFFECTIVE TAX RATE: Was 29% in 3Q '06 compared to 33% in 2Q '06 and 30% in 3Q '05. The lower tax rate in 3Q'06 reflects the favorable impacts of a net interest receivable from the IRS, finalization of the 2005 U.S. Federal tax return and an adjustment of 2006 estimated state taxes.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES


o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 11%, largely due to higher billed business volumes.

o NET FINANCE CHARGE REVENUE: Increased 46% on 37% growth in average lending balances and a higher net portfolio yield.

     - Annualized net finance charge revenue as a percentage of average loans was 9.2% in 3Q '06 versus 9.1% in 2Q '06 and 8.7% in 3Q '05.

o SECURITIZATION INCOME, NET: Increased 9% as a higher portfolio yield and a decrease in portfolio write-offs were partially offset by greater interest expense, due to a higher coupon rate paid to certificate holders, and a lower average securitization balance.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 12% due to higher volume-related rewards costs and increased marketing and promotion costs due to the continuation of business-building activities.

o PROVISION FOR LOSSES: Declined 3% reflecting a lower level of bankruptcy-related charge offs, Katrina-related reserves last year, improved collections, and continued strong credit quality. These benefits were partially offset by the impact of strong volume and loan growth.

     - CHARGE CARD: *
       -- The loss ratio rate increased from both last year and last quarter.
          The past due rate increased versus last year, but remained flat versus last quarter.

                                                   9/06               6/06            9/05
                                               --------------    ---------------    ------------
    Total Receivables (billions)                   $18.2              $18.5            $16.8
    Net loss ratio as a % of charge volume          0.33%              0.28%            0.30%
    90 days past due as a % of total                 2.3%               2.3%             2.0%

    - CARDMEMBER LENDING: **
      -- The write-off rate declined versus last year, but rose versus last quarter, reflecting the effect of last year's bankruptcy legislation. The past due rate increased versus last quarter and last year.

                                                     9/06             6/06               9/05
                                                  ----------      ------------       -----------
    Total Loans (billions)                          $29.3            $27.6             $22.4
    Net write-off rate                                3.1%             2.9%              3.6%
    30 days past due as a % of loans                  2.7%             2.5%              2.4%

  * There are no off-balance sheet Charge Card securitizations.
    Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis".
 ** Owned basis. See page 13 for "Managed Basis" Cardmember lending information.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 20% due to higher interest expense, greater professional services expenses related to credit and collection activities and higher technology service fees, increased human resources expenses and generally higher volume-related costs.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES
MANAGED BASIS

For U.S. Card Services, the managed basis presentation reflects an increase to interest income recorded to enable management to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis, interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

The managed basis presentation also assumes that there have been no off balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in net card fees and other, net finance charge revenue, and credit provision. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on and off balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and credit provision for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net, as well as an impact to credit provision (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts are reflected in securitization income, net and fees and commissions. The Company also recognizes net finance charge revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in credit provision.

In aggregate, over the life of a securitization transaction, the pre-tax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                              Quarters Ended         Percentage
                                                               September 30,         Inc/(Dec)
                                                      --------------------------   ---------------
   (millions)                                             2006          2005
                                                          ----          ----

   o DISCOUNT REVENUE, NET CARD FEES AND OTHER:
     - Reported for the period (GAAP)                    $2,482        $2,233           11%
     - Securitization adjustments                            51            53
     - Tax adjustments                                       55            56
                                                         ------        ------
     - Managed discount revenue, net card
       fees and other                                    $2,588        $2,342           11
                                                         ======        ======

   o NET FINANCE CHARGE REVENUE:
     - Reported for the period  (GAAP)                    $ 668          $458           46
     - Securitization adjustments                           475           512
                                                         ------        ------
     - Managed finance charge revenue                    $1,143        $  970           18
                                                         ======        ======

   o SECURITIZATION INCOME, NET:
     - Reported for the period (GAAP)                     $ 384          $353            9
     - Securitization adjustments                          (384)         (353)
                                                         ------        ------

     - Managed securitization income, net                   $ -           $ -            -
                                                         ======        ======

   o PROVISION FOR LOSSES:
     - Reported for the period (GAAP)                     $ 446         $ 458           (3)
     - Securitization adjustments                           144           215
                                                         ------        ------
     - Managed provision for losses                       $ 590         $ 673          (12)
                                                         ======        ======

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES


MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 11%, largely due to higher billed business volumes.

o NET FINANCE CHARGE REVENUE: Increased 18% on 15% growth in average lending balances and a higher net portfolio yield.

  - Annualized net finance charge revenue as a percentage of average loans was 9.3% in 3Q '06 versus 9.2% in 2Q '06 and 3Q '05.

o PROVISION FOR LOSSES: Declined 12% reflecting a lower level of bankruptcy-related charge offs, Katrina-related reserves last year, improved collections, and continued strong credit quality. These benefits were partially offset by the impact of strong volume and loan growth.


  - CARDMEMBER LENDING: *
  -- The write-off rate declined versus last year, but rose versus last quarter, reflecting the effect of last year's bankruptcy legislation. The past due rate increased versus last quarter and last year.

                                          9/06             6/06               9/05
                                        ----------      ------------       -----------
   Total Loans (billions)                 $49.5            $47.8             $43.0
   Net write-off rate                       3.0%             2.9%              3.8%
   30 days past due as a % of loans         2.6%             2.4%              2.4%

   * Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis" as presented on page 11.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

                        Condensed Statements of Income
                                 (GAAP Basis)

(Preliminary)
                                                                      Quarters Ended                Percentage
                                                                      September 30,                  Inc/(Dec)
                                                             -------------------------------    -----------------
(millions)                                                           2006            2005
                                                                     ----            ----

Net Revenues:
   Discount revenue, net card fees and other                       $2,086          $2,041                2%
   Cardmember Lending:
     Finance charge revenue                                           310             259               20
     Interest expense                                                 109              88               24
                                                                   ------          ------
       Net finance charge revenue                                     201             171               18
                                                                   ------          ------
         Total                                                      2,287           2,212                3
                                                                   ------          ------
Expenses:
   Marketing, promotion, rewards and cardmember services              330             310                6
   Provision for losses and benefits                                  329             270               22
   Human resources and other operating expenses                     1,347           1,315                2
                                                                   ------          ------
         Total                                                      2,006           1,895                6
                                                                   ------          ------
Pretax segment income                                                 281             317              (11)
Income tax provision                                                   65              68               (4)
                                                                   ------          ------
Segment income                                                       $216            $249              (13)
                                                                   ======          ======


STATISTICAL INFORMATION                                               Quarters Ended                  Percentage
                                                                      September 30,                   Inc/(Dec)
                                                            -----------------------------------    -----------------

                                                                 2006                 2005
                                                                 ----                 ----
Card billed business (billions)                                 $47.5                 $41.8                 14%
Total cards in force (millions)                                  22.1                  22.2                  -
Basic cards in force (millions)                                  17.7                  17.6                  1
Average basic cardmember spending*                             $2,642                $2,384                 11
Segment capital (billions)                                       $4.4                  $3.8                 16
Return on segment capital**                                      21.2%                 22.3%                 -

 *Proprietary cards only.
**Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

       - BILLED BUSINESS: The 14% increase in billed business reflects an 11% increase in spending per proprietary basic card and 7% growth in cards in force excluding the transfer of cards in Brazil, Malaysia and Indonesia discussed below.
         -- Excluding the impact of the Brazil, Malaysia and Indonesia sales, billed business grew approximately 17% and all of AXP's major geographic regions experienced double digit growth.
         -- Adjusting for the impacts of foreign exchange translation, billed business and spending per proprietary basic card in force increased 12% and 9%, respectively.
              - International consumer and small business spending rose 9%;
                global corporate spending rose 14%.

       - CARDS IN FORCE: Was flat versus last year. Excluding the impact of the 1.3MM proprietary cards in Brazil and 0.2MM proprietary cards in Indonesia and Malaysia transferred to GNS in 2Q '06 and 3Q '06, respectively, cards in force rose 7%.

P&L DISCUSSION

o NET INCOME: Decreased 13% versus last year as revenues rose 3% and expenses increased by 6%.

       - 3Q '06 included the $33MM ($24MM after-tax) gain on the sale of card-related operations in Malaysia and Indonesia and $10MM ($7MM after-tax) of reengineering costs primarily within the Corporate Travel business.

       - 3Q '05 included $30MM ($19MM after-tax) of reengineering costs, related principally to ongoing restructuring activities in the Corporate Travel business, international operations and American Express Bank.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES


     - PRE-TAX MARGIN: Was 12.3% in 3Q '06, versus 12.0% in 2Q '06 and 14.3% in 3Q '05.

     - EFFECTIVE TAX RATE: Was 23% in 3Q '06 and in 2Q '06 compared to 21% in 3Q '05.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 2% versus 3Q '05 reflects the higher level of card spending, which was offset by a decrease in net card fees due to the reclassification of certain card acquisition-related costs referenced previously. Growth was also suppressed by relatively flat travel commissions and fees and international banking revenues, increased incentives for corporate clients associated with growth in corporate volumes, and the impact of the sales of card-related operations in Brazil, Malaysia and Indonesia.

o NET FINANCE CHARGE REVENUE: Increased 18% as 22% growth in average lending balances was partially offset by a lower net yield.

     - Annualized net finance charge revenue as a percent of average loans was 8.9% in 3Q '06 versus 9.1% in 2Q '06 and 9.3% in 3Q '05.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 6%, reflecting greater volume-related rewards costs, partially offset by a moderate reduction in marketing and promotion costs.

o PROVISION FOR LOSSES AND BENEFITS: Increased 22% principally due to higher interest rates on investment certificate balances and strong volume and loan growth.

     - CHARGE CARD: *
       -- The loss ratio decreased versus last year, but remained flat compared with last quarter, while past due amounts increased versus last year and remained flat versus last quarter.

                                                              9/06              6/06            9/05
                                                          ------------      -----------     -----------
           Total Receivables (billions)                      $16.4             $15.8          $15.2
           Net loss ratio as a % of charge volume             0.18%             0.18%          0.24%
           90 days past due as a % of total                    1.3%              1.3%           1.2%

- CARDMEMBER LENDING:*
      -- Past due and write-off rates rose versus last year, but decreased versus last quarter.

                                                  9/06            6/06            9/05
                                               ------------      -----------     -----------
           Cardmember Loans (billions)             $9.0            $8.7            $7.5
           Net write-off rate                       5.9%            6.4%            5.0%
           30 days past due as a % of loans         3.1%            3.2%            2.8%

             *There are no off-balance sheet Charge Card and currently
              no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis".

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 2% as higher interest, human resources, and professional services expenses were offset by the previously discussed reclassification of certain card acquisition-related costs and the $33MM gain associated with the sales of card operations in Malaysia and
     Indonesia.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2006 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        Condensed Statements of Income
                                 (GAAP Basis)

(Preliminary)
                                                           Quarters Ended             Percentage
                                                           September 30,               Inc/(Dec)
                                                     ----------------------------    --------------
(millions)                                               2006            2005
                                                         ----            ----
  NET REVENUES:
     Discount revenue, fees and other                     $798           $693             15%
                                                          ----           ----
  Expenses:
     Marketing and promotion                               118            167            (29)
     Provision for losses                                   19             19              -
     Human resources and other operating expenses          347            293             18
                                                          ----           ----
       Total                                               484            479              1
                                                          ----           ----
  Pretax segment income                                    314            214             47
  Income tax provision                                     102             73             40
                                                          ----           ----
  Segment income                                          $212           $141             50
                                                          ====           ====

  STATISTICAL INFORMATION                                  Quarters Ended              Percentage
                                                           September 30,                Inc/(Dec)
                                                     -----------------------------    -------------
                                                           2006          2005
                                                           ----          ----
  Global card billed business*(billions)                 $140.3         $121.7            15%
  Segment capital (millions)                             $1,262         $1,227             3

  Return on segment capital**                              57.9%          49.4%            -

  Global Network Services:***
  Card billed business (billions)                          $9.7           $6.0            62
  Total cards in force (millions)                          14.5            9.9            46

  * Includes activities related to proprietary cards (including cash advances), cards issued under network partnerships, and certain insurance fees charged on proprietary cards.
 ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.
*** 3Q'06 Card billed business and total cards in force include $1.2B of billed business associated with the transfer of 1.3MM proprietary cards in Brazil in 2Q '06 and 0.2MM proprietary cards in Malaysia and Indonesia during 3Q '06, from ICGCS to GNS.

P&L DISCUSSION

o NET INCOME: Increased 50% on 15% revenue growth and a 1% increase in expenses.

     - PRE-TAX MARGIN: Was 39.3% in 3Q '06 versus 39.9% in 2Q '06 and 30.9% in 3Q '05.

     - EFFECTIVE TAX RATE: Was 32% in 3Q '06 versus 37% in 2Q '06 and 34% in 3Q '05.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 15% reflecting growth in network-related discount revenues generated from the 15% increase in global card billed business, as well as higher network partner-related fees.

o MARKETING AND PROMOTION EXPENSES: Decreased 29%, reflecting a reduction in brand-related advertising costs versus last year when the "My Life, My Card (SM)" campaign was in a particularly active phase.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 18% reflecting higher business volumes, and greater salary, benefit and management incentive costs, partially offset by a larger interest expense credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

         THIS DOCUMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.








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